AMENDING AGREEMENT

                  THIS AMENDING AGREEMENT made this 14th day of May, 2009.

                  BETWEEN:

FERO INDUSTRIES, INC.

and -

PYRO PHARMECUTICALS, INC.

WHEREAS PYRO and FERO have entered into an Interim Agreement on December 8, 2008 in which PYRO and FERO wish to enter into a business combination to further PYRO’S business development, with a definitive agreement to be entered into not later than January 15, 2009, with closing to occur on or before February 27, 2009.  These dates have lapsed, and both PYRO and FERO wish to extend the Interim Agreement, and dates for entering to a definitive agreement and closing of the business combination.

NOW THEREFORE this Agreement witnesseth that in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed and do hereby agree as follows.

1.   Clause 6 shall be amended to provide that the date for entering into a definitive agreement be extended from January 15th, 2009 to June 29, 2009.

2.    Clause 6 shall be amended to provide that the closing date of the transaction shall be extended from February 27, 2009 to August 31, 2009.

3.   In all other respects the term of the Interim Agreement shall apply,

IN WITNESS WHEREOF THE PARTIES have hereto set their hands and seals, as duly witnessed by the hands of their properly authorized officers on their behalf on the day and year first above written.

Signed for and on behalf of

PYRO PHARMECUTICALS, INC.

By its authorized signatory

/s/ Alan Schechter

_________________________

Alan M. Schechter

Chairman and Chief Executive Officer

Signed for and on behalf of

FERO INDUSTRIES, INC.

By its authorized signatory

/s/Kyle Schlosser

________________________

Kyle Schlosser, President